NOTICE TO THE MANAGEMENT EMPLOYEE DIRECTORS AND
                   EXECUTIVE OFFICERS OF SHIRE PHARMACEUTICALS
                                   GROUP PLC:

                                   ROLF STAHEL
                             DR JOSEPH WILSON TOTTEN
                              ANGUS CHARLES RUSSELL


This notice is to inform you that from January 24, 2003 through February 28, 2003, you will be prohibited from purchasing, selling or otherwise acquiring or transferring the common stock or any of its derivative securities (i.e. stock options) of Shire Pharmaceuticals Group plc (the "Company").

The reason for this prohibition is that effective February 1, 2003 Shire US Inc. is changing the Shire US Inc. 401(k) Savings Plan (the "Plan") record keeper and trustee from US Bank to Fidelity. During the period from January 24, 2003 through February 28, 2003, the record keepers require certain Plan activity to cease so that all assets and account balances may be properly transferred. During such period participants of the plan will be prevented from engaging in Plan transactions such as changing current investment elections, reallocating future investment elections, requesting distributions and requesting loans. This period is commonly referred to as a "blackout period." Under these circumstances, because the common stock of the Company is an investment option under this Plan, pursuant to section 306 of the Sarbanes-Oxley Act of 2002, certain directors and officers of the affected issuer must also be prohibited from trading in the Company's securities.

Should you have any questions regarding the subject of this notice, please contact the following:

Tatjana May
General Counsel/Company Secretary
Shire Pharmaceuticals Group plc
Hampshire International Business Park
Chineham
Basingstoke
Hampshire
England RG24 8EP

Tel: +44 (0)1256 894000